POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, W.
James
Prowse, located at 590 Haverhill Road, Bloomfield Hills, Michigan,
48304,
do hereby nominate, constitute and appoint Thomas M. Costello, Jr., Daniel
S. Follis or Terri Trainor Clark, with offices at One Campus
Martius,
Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any
and all documents,
forms and reports ("Documents"), whether such Documents are filed with the
Securities and Exchange Commission
electronically or otherwise, for
transactions in the securities of
Compuware Corporation.

In addition,
I hereby give and grant unto
my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here
unto set my
hand this 5th day of December, 2005.

In presence of



/s/						/s/
Jennifer Fournier				W. James Prowse


Witness					Signature
Subscribed and sworn to before me
This 5th
day
of December, 2005



/s/
Donna M. Duane
Notary
Public
Acting
in Wayne County,
State of Michigan

My
Commission expires: Aug. 1,
2012